UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34470 (Commission File Number)	20-5001120 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Echo Global Logistics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 17, 2014.  The matters that were voted on at the Annual Meeting and the final voting results as to each such matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors for a one-year term expiring in 2015, as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Samuel K. Skinner	18,657,681	71,952	3,344,811
Douglas R. Waggoner	18,715,994	13,639	3,344,811
Bradley A. Keywell	16,831,527	1,898,106	3,344,811
Matthew Ferguson	18,716,639	12,994	3,344,811
David Habiger	18,478,128	251,505	3,344,811
Nelda J. Conners	18,344,234	385,399	3,344,811

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2014

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved as follows:

FOR	AGAINST	ABSTAIN
22,036,280	37,671	493

Proposal No. 3:  Approval, on an Advisory, Non-Binding Basis, the Company’s Executive Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,053,877	653,579	22,177	3,344,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: June 18, 2014	By:	/s/ Kyle L. Sauers
Name: Kyle L. Sauers
Title: Chief Financial Officer